Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of June 20, 2024, is made by and between ORION EQUITY PARTNERS, LLC (the “Investor”) and AULT ALLIANCE, INC., a Delaware corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $25.00 million of the Company’s shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Shares”); and

WHEREAS, the Shares are listed for trading on the NYSE American under the symbol “AULT PRD”; and

WHEREAS, the offer and sale of the Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.

“Advance Date” shall mean the 1st Trading Day after timely receipt of each Advance Notice.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.02 of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Black Out Period” shall have the meaning set forth in Section 6.02.

“Business Day” means any day on which the Principal Market or Trading Market is open for trading, including any day on which the Principal Market or Trading Market is open for trading for a period of time less than the customary time.

“Buy-In” shall have the meaning set forth in Section 2.06.

“Buy-In Price” shall have the meaning set forth in Section 2.06.

“Closing” shall have the meaning set forth in Section 2.05.

“Commitment Amount” shall mean $25.00 million of Shares, provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Shares issued under this Agreement would exceed 64,734 Shares, which are equal to 19.99% of the outstanding Shares as of the date of this Agreement (the “Exchange Cap”), if such Exchange Cap is applicable; provided further that, the Exchange Cap will not apply unless (i) it is required by the rules of the Principal Market or Trading Market and (ii) the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market or Trading Market (“Stockholder Approval”).

“Commitment Fee Shares” shall have the meaning set forth in Section 13.04.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Shares on the Principal Market or Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.

“Environmental Laws” shall have the meaning set forth in Section 4.08.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Hazardous Materials” shall have the meaning set forth in Section 4.08.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean the arithmetic seven-day average of closing prices of the Shares during the seven (7) consecutive Trading Days ending on the Trading Day immediately preceding such Advance Notice Date.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Principal Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

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“Maximum Advance Amount” shall mean an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Shares on the ten (10) Trading Days immediately preceding an Advance Notice, provided that the Advance Notice must be sent by the Company to the Investor by 8:30 a.m. Eastern Time, unless otherwise agreed to in writing by and between the parties hereto.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Ownership Limitation” shall have the meaning set forth in Section 2.04(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Principal Market” shall mean the NYSE American.

“Principal Subsidiaries” shall have the meaning set forth in Section 4.01.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Purchase Price” shall mean the price per Share obtained by multiplying the Market Price by 91%.

“Qualified Independent Underwriter” shall have the meaning assigned to such term in FINRA Rule 5121(f)(12).

“Registrable Securities” shall mean (i) the Shares, (ii) the Commitment Fee Shares and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.04(b).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Delivery Date” means any date on which the Company or its transfer agent is required to deliver Shares to Investor hereunder.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.04.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

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“Settlement Document” shall have the meaning set forth in Section 2.05(a).

“Share Equivalents” shall have the meaning set forth in Section 6.20.

“Shares” shall have the meaning set forth in the recitals of this Agreement.

“Subsidiaries” shall have the meaning set forth in Section 4.01.

“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.

“Trading Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, whichever is at the time the principal trading exchange or market for the Shares.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Variable Rate Transaction” shall have the meaning set forth in Section 6.20.

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Shares for such Trading Day on the Principal Market or Trading Market from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 8:30 a.m. Eastern Time.

ARTICLE II
ADVANCES

Section 2.01  Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Shares on the following terms.

Section 2.02  Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(a)	The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

(b)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(c)	The Company shall be limited to delivering one (1) Advance Notice to Investor per Trading Day.

(d)	The Advance Notice shall be valid upon delivery to Investor in accordance with Exhibit C.

Section 2.03  Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on the day it is received by the Investor if such notice is received by email prior to 8:30 a.m. Eastern Time (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on Exhibit C.

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Section 2.04  Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

(a)	Ownership Limitation; Commitment Amount. In no event shall the number of Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Shares and Commitment Fee Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates as a result of previous issuances and sales of Shares to Investor under this Agreement to exceed 4.99% of the then outstanding Shares unless waived by Investor in writing, however in no event shall such number of Shares exceed 9.99% of the then outstanding Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

(b)	Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”) or the Exchange Cap to the extent applicable. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation or Exchange Cap (if applicable) shall automatically be withdrawn and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

(c)	Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to Applicable Law and Section 3.08 (Trading Activities), the Investor may sell Shares after receipt of a valid Advance Notice.

Section 2.05  Closings. The closing of each Advance and each sale and purchase of Shares related to each Advance (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price may not be known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the Daily Value Traded for each of the Ten (10) Trading Days immediately preceding the Advance Date (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two (2) Trading Days after such receipt), the Company (a) will countersign the Settlement Document agreeing and acknowledging the terms therein and (b) will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. The Company shall promptly notify Investor if it has reasonable grounds to dispute the calculations set forth in the Settlement Document, and the Company agrees that such calculations shall be deemed agreed upon and final upon transfer of the Shares. All Shares to be purchased by the Investor pursuant to an Advance Notice shall be issued electronically through DTC’s Deposit/Withdrawal At Custodian system. Promptly upon receipt of such notification (in any event, not later than three (3) Trading Days after such receipt), the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Shares by the Investor, the Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering such Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Shares pursuant to the plan of distribution set forth in the prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption from its registration requirements).

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(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.06  Failure to Timely Deliver.

(a)	If on or prior to the Required Delivery Date either (I) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to Investor and register such Shares on the Company’s share register or, if the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of Investor or Investor’s designee with DTC for the number of Shares to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise or (II) if the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, the transfer agent fails to credit the balance account of Investor or Investor’s designee with DTC for any Shares submitted for legend removal by Investor and the Company fails to promptly, but in no event later than two (2) Business Days (x) so notify Investor and (y) deliver the Shares electronically without any restrictive legend (so long as there is an effective Registration Statement covering such Shares) by crediting such aggregate number of Shares submitted for legend removal by Investor to Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by Investor of Shares submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Business Days after Investor’s request and in Investor’s discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the Shares so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Shares in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares (or to electronically deliver such Shares) as required pursuant to the terms hereof.

(b)	In the event the Investor sells Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.05, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

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(c)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.05, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including, without limitation, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.07  Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:

Section 3.01  Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its equityholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02  Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03  No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

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Section 3.04  Investment Purpose. The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein.

Section 305.  Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06  Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07  Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08  Trading Activities. The Investor’s trading activities with respect to the Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market or Trading Market. Neither the Investor nor its affiliates has any open short position in the Shares, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Shares, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Shares; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell (a) the Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Shares, or (b) other Shares issued or sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

Section 3.09  General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Shares by the Investor.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01  Organization and Qualification. Each of the Company and its Principal Subsidiaries (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Principal Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Each of the Company’s Subsidiaries and Principal Subsidiaries is set forth on Schedule 4.01. The term “Principal Subsidiaries” means those subsidiaries of the Company set forth on Schedule 4.01 as well as any future subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

Section 4.02  Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares and Commitment Fee Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03  No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Principal Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Principal Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Principal Subsidiaries or by which any property or asset of the Company or its Principal Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.

Section 4.04  SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when viewed as a whole as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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Section 4.05  Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of (A) 500,000,000 shares of common stock, par value $0.001, of which, 35,846,318 are issued and outstanding and 354,530 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, such shares of common stock and (B) 25,000,000 shares of preferred stock, par value $0.001 per share, of which (a) 323,835 Shares are issued and outstanding, (b) 7,040 shares of series A preferred stock are issued and outstanding, (c) 44,000 shares of series C preferred stock are issued and outstanding. 27,198 shares of common stock and 101,362 Shares are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Principal Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company.

Section 4.06  Intellectual Property Rights. The Company and its Principal Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Principal Subsidiaries have not received written notice of any infringement by the Company or its Principal Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Principal Subsidiaries regarding any material trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07  Employee Relations. Neither the Company nor any of its Principal Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Principal Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08  Environmental Laws. The Company and its Principal Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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Section 4.09  Title. Except as would not cause a Material Adverse Effect, the Company (or its Principal Subsidiaries) have indefeasible fee simple or leasehold title to its properties and assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Any real property and facilities held under lease by the Company and its Principal Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Principal Subsidiaries.

Section 4.10  Insurance. The Company and each of its Principal Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Principal Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11  Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Principal Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Principal Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.13  Absence of Litigation. Except as forth on Schedule 4.13, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Shares or any of the Company’s Principal Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14  Subsidiaries. As of the date hereof, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, except for the Subsidiaries and the Principal Subsidiaries.

Section 4.15  Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Principal Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Principal Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.16  Certain Transactions. Except as not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time), none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

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Section 4.17  Rights of First Refusal. The Company is not obligated to offer the Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18  Dilution. The Company is aware and acknowledges that the issuance of Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Shares.

Section 4.19  Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares and Commitment Fee Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Shares pursuant to any Advances would violate any rules of the Principal Market or Trading Market.

Section 4.20  Sanctions Matters. Neither the Company, nor any Principal Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Principal Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time:

(a)	the subject of any Sanctions; or

(b)	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 4.21  DTC Eligibility. The Company, through the transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Shares can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

Section 4.22 Broker/Dealer Relationships. Neither the Company nor any of the Principal Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

ARTICLE V
INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01  Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares and Commitment Fee Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

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Section 5.02  Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares and Commitment Fee Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.03  Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.

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Section 5.04  Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05  Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages hereunder.

ARTICLE VI
COVENANTS

Section 6.01  Registration Statement.

(a)	Filing/Effectiveness of a Registration Statement. Within thirty (30) calendar days from the date hereof, the Company shall have prepared and filed with the SEC a Registration Statement for the resale by the Investor of Registrable Securities and shall file one or more additional Registration Statements for the resale by Investor of Registrable Securities if necessary. The Company shall have caused the Registration Statement to have been declared effective by the SEC within ninety (90) calendar days from the date hereof. The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor.

(b)	Maintaining a Registration Statement. The Company shall use its reasonable best efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.04 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall use its reasonable best efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Shares shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

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(c)	Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 6.13, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 6.08). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d)	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Shares owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(e)	Amendments and Other Filings. The Company shall use its reasonable best efforts to (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information), and (iv) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall use its reasonable best efforts to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

(f)	Blue-Sky. The Company shall use its reasonable best efforts to, if required by Applicable Law, (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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Section 6.02  Suspension of Registration Statement.

(a)	• Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in in good faith after consultation and discussion with Investor’s legal counsel that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Shares of the Company.

(c)	Limitations on the Black Out Period. Company shall use its reasonable best efforts to terminate any such Black Out Period as soon as possible, and the Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate not later than one Business Day after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03  Listing of Shares. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market or Trading Market, subject to official notice of issuance.

Section 6.04  Opinion of Counsel; Auditor Comfort Letter. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter and negative assurances letter from counsel to the Company in form and substance reasonably satisfactory to the Investor and (b) from the Company’s independent registered public accounting firm (the “Accountant”), or a successor independent registered public accounting firm for the Company, a letter dated the date of the filing of the Registration Statement addressed to the Investor, in form and substance reasonably satisfactory to the Investor with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and any Prospectus Supplement, except that the specific date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the Commencement Date.

Section 6.05  Exchange Act Registration. The Company will use reasonable best efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06  Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Shares) cause legal counsel for the Company to deliver to the transfer agent for the Shares (with a copy to the Investor) instructions to issue Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law.

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Section 6.07  Corporate Existence. The Company will use reasonable best efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08  Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Shares (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other Federal or state governmental authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant any pending Advance Notice (other than as required pursuant to Section 2.05(d)), during the continuation of any of the foregoing events in clauses (i) through (v) above, (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 6.09  Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.05 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10  Issuance of the Company’s Shares. The issuance and sale of the Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act and any applicable state securities law.

Section 6.11  Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.12  Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.

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Section 6.13  Current Report. The Company shall not, and the Company shall cause each of its Principal Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Principal Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and must include an agreement to keep such information confidential until publicly disclosed or 45 days have passed); it being understood that the mere notification of Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall use its reasonable best efforts to publicly disclose, no later than 30 calendar days following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Principal Subsidiaries.

Section 6.14  Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15  Use of Proceeds. The Company will use the proceeds from the sale of the Shares hereunder solely for the repayment of Obligations under the Loan Agreement for so long as any Note (as defined in the Loan Agreement) remains outstanding, and thereafter, for working capital and other general corporate purposes, and in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any Principal Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.16  Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.17  Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market or Trading Market on which any of the securities of the Company are listed or designated, unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market or Trading Market.

Section 6.18  Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares and the Commitment Fee Shares to the Investor in accordance with the terms of the Transaction Documents.

Section 6.19  Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

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Section 6.20  Limitation on Variable Rate Transactions. From the date hereof until the earlier of (i) the date that the Investor has purchased $10 million in Shares hereunder, (ii) 12 months after effectiveness of initial registration statement or (iii) three (3) months after any Termination hereunder (the “Limitation Date”), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Shares or Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or with the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Share Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, common shares, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares or Share Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Shares or Share Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line” that is not an Exempt Issuance or other continuous offering or similar offering of Shares or Share Equivalents, whereby the Company may sell Shares or Share Equivalents at a future determined price.

“Exempt Issuance” means the issuance of (a) Shares, options, restricted stock units or other equity incentive awards to employees, officers, consultants, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) any Shares or Commitment Fee Shares issued to the Investor pursuant to this Agreement, (c) Shares, Share Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) Shares, Share Equivalents or other securities upon the exercise, exchange or conversion of any Shares, Share Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Share Equivalents issued and outstanding on the date hereof, provided that such securities or Share Equivalents referred to in this clause (e) have not been amended since the date hereof to increase the number of such securities or Shares underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities, (f) Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive Shares at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Shares) that is fixed at the time of initial issuance of such Share Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Share Equivalents be based upon or varying with the trading prices of or quotations for the Shares or subject to being reset at some future date and (g) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For purposes of this Agreement, an “at-the-market” offering with a bona-fide registered broker dealer shall not be deemed a Variable Rate Transaction.

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Section 6.21  DTC. The Company shall take all action necessary to ensure that its Shares can be transferred electronically as DWAC Shares. “DWAC Shares” means Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (“DWAC”) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with the terms of this Agreement.

Section 6.22  Non-Public Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws; provided, however that a party may disclose Confidential Information that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

Section 6.23 Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Shares (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Shares.

Section 6.24 Use of Name. The Company shall not, directly or indirectly, use the name “Orion Equity Partners, LLC”, or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its Affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

Section 6.25 Qualified Independent Underwriter. If the Investor, based upon the advice of its counsel, determines that a Qualified Independent Underwriter must participate in the transactions contemplated by the Transaction Documents in order for such transactions to be in full compliance with FINRA’s rules, the Company and the Investor shall have executed such documentation as may reasonably be required to engage a Qualified Independent Underwriter to participate in such transactions.

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Section 6.26 FINRA. On or prior to the effective date of the initial Registration Statement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Transaction Documents.

Section 6.27. Delivery of Bring-Down Opinions Upon Occurrence of Certain Events. Within five (5) Trading Days immediately following the date the Company files with the SEC (i) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date; (ii) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, which contains amended material financial information (or a restatement of material financial information); or (iii) the initial Registration Statement, any new Registration Statement, or the Prospectus or any amendment to other material information contained or incorporated by reference in the initial Registration Statement or any new Registration Statement (each, a “Representation Date”), the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date and (II) cause to be furnished to the Investor an opinion and negative assurance “bring down” from outside counsel to each of the Company and the Investor, respectively, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, as applicable (each such opinion, a “Bring-Down Opinion”) and (III) cause to be furnished to the Investor a comfort letter from the independent registered public accounting firm or firms whose reports are included or incorporated by reference in the Registration Statement and the Prospectus, and any Prospectus Supplement (in the case of a post-effective amendment, only if such amendment contains amended or new financial information) (the “Bring-Down Comfort Letter”). The requirement to provide the documents identified in clauses (I) and (II) of this Section 6.27 shall be waived for any Representation Date if the Company or the Investor has given notice (in accordance with terms herein) to the other party in writing of the suspension of Advances (a “Suspension”), which waiver shall continue until the earlier to occur of the date the Company delivers an Advance Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver an Advance Notice following a Representation Date when a Suspension was in effect and did not provide the Investor with the documents identified in clauses (I), (II) and (III) of this Section 627, then before the Investor accepts such Advance Notice, the Company shall provide the Investor with the documents identified in clauses (I), (II) and (III) of this Section 6.27, dated as of the date that the Advance Notice is accepted by the Investor.

Section 6.28. Due Diligence Session. Prior to the Commencement Date (and following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and at each Representation Date, unless waived by the Investor, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Investor, which shall include representatives of management and accountants. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Investor or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Investor may reasonably request.

Section 6.29. Certification. The Company’s certifying officers shall evaluate the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of each Annual Report on Form 10-K (each such date, the “Evaluation Date”). The Company shall present in each of its Annual Reports on Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of each respective Evaluation Date.

Section 6.30 Stockholder Approval. If the Exchange Cap is applicable and the Company has issued in excess of 50% of the Shares available under the Exchange Cap (the “Threshold Date”), the Company shall promptly obtain Stockholder Approval, but in no event later than 90 days of the Threshold Date (the “Approval Deadline”).

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ARTICLE VII
CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01  Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	[Intentionally omitted]

(b)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(c)	Registration of the Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Commitment Fee Shares and Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	No Event. No Material Outside Event or Material Adverse Effect shall have occurred and be continuing. Furthermore, none of the following events shall have occurred and be continuing: (a) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents; or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in the light of the circumstances under which they were made) not misleading, or which requires an amendment to the initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(f)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date (for the avoidance of doubt, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is materially prejudiced by the failure of the Company to comply with any such timing requirement). The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit D (the “Compliance Certificate”).

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(g)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(h)	No Suspension of Trading in or Delisting of Shares. Trading in the Shares shall not have been suspended by the SEC, the Principal Market, Trading Market or FINRA, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Shares are listed or quoted on any other Principal Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Shares, electronic trading or book-entry services by DTC with respect to the Shares that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Shares, electronic trading or book-entry services by DTC with respect to the Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(i)	Reservation of Authorized Shares. The Company has authorized but unissued, and available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of shareholders, the requisite aggregate number of authorized but unissued Shares to enable the Company to timely effect the sale and issuance of all Shares to be issued, sold and issued in respect of each Advance effected under this Agreement, at least prior to the delivery by the Company to the Investor of the applicable Advance Notice in connection with such Advance.

(j)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(k)

Bring-Down Opinions of Counsel, Bring-Down Comfort Letter and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinions which the Company was obligated to instruct its outside counsel to deliver prior to the applicable Condition Satisfaction Date for the applicable Advance, (b) all Bring-Down Opinions from its outside counsel prior to the applicable Condition Satisfaction Date for the applicable Advance (c) a Bring-Down Comfort Letter which the Company was obligated to instruct the Accountant to deliver prior to the applicable Condition Satisfaction Date for the applicable Advance and (d) all Compliance Certificates which the Company was obligated to deliver to the Investor prior to the applicable Condition Satisfaction Date for the applicable Advance, in each case in accordance with Section 6.28.

Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

(l)	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive Business Days;

(m)	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

(n)	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

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(o)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Principal Subsidiary for so long as such order, decree or similar action remains in effect; or

(p)	if at any time the Company is not eligible to transfer its Shares electronically through DTC’s Deposit/Withdrawal At Custodian system.

ARTICLE VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentially, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

ARTICLE IX
NON EXCLUSIVE AGREEMENT

Except as otherwise set forth herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

ARTICLE X
CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

ARTICLE XI
ASSIGNMENT; TERMINATION

Section 11.01  Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02  Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Shares equal to the Commitment Amount.

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(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Shares under which have yet to be issued, (ii) there are no Notes outstanding under that certain Loan Agreement, dated June 5, 2024, by and among the Company, Oree Lending Company LLC and Helio Funds LLC (the “Loan Agreement”) and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

ARTICLE XII
NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.02 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Ault Alliance, Inc. 11411 Southern Highlands Parkway, Suite 240 Las Vegas, NV 89141 Attention: Willliam B. Horne Telephone: Email:
With a copy (which shall not constitute notice) to:	Ault Alliance, Inc. 122 East 42nd Street, 50th Floor New York, NY 10168 Attention: Henry Nisser, Esq. Telephone: Email:

If to the Investor:	Orion Equity Partners, LP 45 Broadway - 19th Floor New York, NY 10006 Attention: John Lowry Telephone: Email:

With a Copy (which shall not constitute notice or delivery of process) to:	Pryor Cashman LLP 7 Times Square New York, New York 10036 Attention: Matthew Ogurick, Esq. Telephone: Email:

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Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

ARTICLE XIII
MISCELLANEOUS

Section 13.01  Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02  Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. The provisions of the existing confidentiality agreement between the Investor and the Company shall remain in force, except that all provisions therein dealing with the treatment of material non-public information are superseded by this Agreement.

Section 13.03  Reporting Entity for the Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04  Due Diligence Fee; Commitment Fee Shares.

(a)	Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company will reimburse the fees and disbursements of legal counsel to the Investor in an amount not to exceed $50,000 in connection with the entry into this Agreement and the provision of related legal opinions and up to $2,500 per fiscal quarter, provided, however, that if a Qualified Independent Underwriter is required in accordance with Section 6.25, then such amount shall not exceed $75,000.

(b)	In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor, as a commitment fee, that number of Shares having an aggregate dollar value equal to $500,000 (“Commitment Fee Shares”). Within one (1) business day of the effectiveness of the Registration Statement, the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer to the Investor or its designee(s) that number of Shares having an aggregate dollar value equal to $100,000 based on the per Share price, which price shall be equal to the simple average of the closing prices of the Shares during the five (5) Trading Days immediately preceding the effectiveness of the Registration Statement (the “Initial Issuance”). The Company shall deliver irrevocable instructions to its transfer agent to electronically transfer to the Investor or its designee(s) that number of Shares having an aggregate dollar value equal $400,000 based on the per Share price as follows: (i) $100,000 worth of the Commitment Fee Shares on the two month anniversary of the Initial Issuance based on the per Share price which price shall be equal to the simple average of the closing prices of the Shares during the seven (7) Trading Days immediately preceding the two month anniversary, (ii) $100,000 worth of the Commitment Fee Shares on the four month anniversary of the Initial Issuance based on the per Share price which price shall be equal to the simple average of the closing prices of the Shares during the seven (7) Trading Days immediately preceding the four month anniversary, (iii) $100,000 worth of the Commitment Fee Shares on the six month anniversary of the Initial Issuance based on the per Share price which price shall be equal to the simple average of the closing prices of the Shares during the seven (7) Trading Days immediately preceding the six month anniversary and (iv) $100,000 worth of the Commitment Fee Shares on the eight month anniversary of the Initial Issuance based on the per Share price which price shall be equal to the simple average of the closing prices of the Shares during the ten seven (7) Trading Days immediately preceding the eight month anniversary. For the avoidance of any doubt, in the event that this Agreement is terminated after the Initial Issuance for any reason, the Company shall nevertheless be obligated to effect the remaining issuances of Commitment Fee Shares hereunder immediately upon such termination based on the per Share price which price shall be equal to the simple average of the closing prices of the Shares during the seven (7) Trading Days immediately preceding the date of such Termination.

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(c)	In the event that Stockholder Approval is required in order to issue the full amount of Commitment Fee Shares hereunder, the Company shall promptly obtain Stockholder Approval. In the event that the Company fails to issue Commitment Fee Shares when required to be issued (the “Share Failure Date”), and the Company is unable to obtain such Stockholder approval within six (6) months from the Share Failure Date, then the Company shall be obligated to promptly pay cash to the Investor in lieu of the value of Commitment Fee Shares not issued.

Section 13.05  Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

AULT ALLIANCE, INC.

By:
Name:
Title:

INVESTOR: ORION EQUITY PARTNERS, LLC

By:
Name:
Title:

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